UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2012

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2012, the Human Resources Committee (the “Committee”) of the Board of Directors of Oshkosh Corporation (the “Company”) acted to freeze the Oshkosh Corporation Executive Retirement Plan (the “Old Plan”) applicable to certain executive officers of the Company, including the Company’s named executive officers, effective December 31, 2012.  Under the Old Plan, participants are entitled to receive a defined monthly benefit upon retirement.  The Old Plan is an unfunded, nonqualified plan that provides retirement benefits above the payments that an employee will receive under the Oshkosh Corporation Retirement Plan in those cases in which the qualified plan limits set forth in the Internal Revenue Code restrict the benefits payable to the employee.  As a result of the Committee’s action to freeze the Old Plan, participants in the Old Plan as of December 31, 2012 will cease to accrue additional benefits under the Old Plan as of such date, and no new participants will participate in the Old Plan following December 31, 2012.

In connection with its action to freeze the Old Plan, the Committee also acted on September 17, 2012 to implement a defined contribution executive retirement plan (the “New Plan”) applicable to certain executive officers of the Company, including the Company’s named executive officers, effective December 31, 2012.  The New Plan will also be a nonqualified plan.

Under the New Plan, participants in the Old Plan as of December 31, 2012 will receive the following credits to their New Plan account, in addition to the Company match and contributions provided under the Company’s 401(k) plans applicable to Company employees generally:  age 44 or younger, 10% of base salary and bonus; age 45 – 50, 12.5% of base salary and bonus; and age 51 or older, 15% of base salary and bonus. The compensation consultant to the Committee advised the Committee that freezing the Old Plan and implementing the New Plan would involve a reduction in benefits to participating employees compared to maintaining the Old Plan.

Participants in the New Plan who did not participate in the Old Plan prior to December 31, 2012 will receive the following credits to their New Plan account, in addition to the Company match and contributions provided under the Company’s 401(k) plans for pay that is over the qualified plan limits set forth in the Internal Revenue Code:  age 29 or younger, 3% of base salary and bonus; age 30 - 40, 4% of base salary and bonus; age 40 - 50, 5% of base salary and bonus; and age 51 or older, 6% of base salary and bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: September 21, 2012	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General
Counsel and Secretary